Exhibit 99.1

LENZ Therapeutics Reports Fourth Quarter 2025 Preliminary Unaudited Financial Results and Recent Corporate Updates
Launched VIZZTM (aceclidine ophthalmic solution) 1.44% in October 2025 for the treatment of presbyopia, with broad product availability in mid-November 2025
Achieved approximately $1.6 million in net product revenue with over 20,000 prescriptions filled in Q4 2025
Over 6,500 unique ECPs prescribed VIZZ; more than 55% have prescribed multiple times in Q4 2025
SAN DIEGO, CA – January 7, 2026 – LENZ Therapeutics, Inc. (Nasdaq: LENZ or “LENZ” or the “Company”), a pharmaceutical company focused on the commercialization of VIZZTM (aceclidine ophthalmic solution) 1.44%, the first and only aceclidine-based eye drop for the treatment of presbyopia, today reported certain preliminary unaudited financial results for the fourth quarter ended December 31, 2025 and recent corporate updates.
“We are proud of the strong execution delivered in our first quarter of launch, as the team established a solid foundation of awareness, confidence, and willingness to prescribe VIZZ across the eye care professional community,” said Eef Schimmelpennink, President and Chief Executive Officer of LENZ Therapeutics. “More than 6,500 eye care professionals have already written a prescription for VIZZ, the majority of whom prescribed multiple times, signaling early confidence in VIZZ as a convenient and effective alternative to reading glasses. At the same time, over 20,000 prescriptions were filled during our first quarter of launch, exceeding our expectations and reinforcing the early momentum behind VIZZ. Building on this progress, and together with our campaign spokesperson Sarah Jessica Parker, we look forward to launching the VIZZ DTC campaign this quarter.”
Fourth Quarter 2025 Commercial Highlights
•First commercial product sale of VIZZ in October 2025, the first and only aceclidine-based eye drop for the treatment of presbyopia
•Full multi-channel access established through epharmacy and substantially all retail pharmacies by mid-November 2025
•VIZZ net product revenue of approximately $1.6 million in Q4 2025
•Over 20,000 prescriptions filled through Q4 2025
•Rapid uptake by prescribing ECPs with over 6,500 unique prescribing ECPs; more than 55% prescribed multiple times in Q4 2025
Additional Recent Corporate Updates
•In January 2026, the Company announced an exclusive commercialization partnership for VIZZ with Lunatus in the Middle East. Under the terms of the agreement, LENZ will receive upfront, regulatory and commercial milestone payments, in addition to a significant share of revenue generated in the region through a pre-determined minimum product supply price. This agreement represents the fourth commercialization partnership for VIZZ outside the United States.
About LENZ Therapeutics
LENZ Therapeutics is a pharmaceutical company focused on the commercialization of VIZZTM (aceclidine ophthalmic solution) 1.44%, the first and only FDA-approved aceclidine-based eye drop for the treatment of presbyopia, a condition impacting an estimated 1.8 billion people globally and

128 million people in the United States. LENZ is commercializing VIZZ in the United States and continues to establish licensing partnerships internationally to provide access to VIZZ globally. LENZ is headquartered in San Diego, California. For more information, visit www.VIZZ.com and www.LENZ-tx.com.
About Presbyopia
Presbyopia is the inevitable loss of near vision associated with aging, impacting the daily lives of nearly all people over the age of 45. As people age, the crystalline lens in their eyes gradually hardens and becomes less able to change shape. This loss of elasticity of the lens reduces the ability of the lens to focus incoming light from near objects onto the retina. Adults over 50 years of age lose, on average, 1.5 lines of near vision every six years. Although the progression of presbyopia is gradual, presbyopes often experience an abrupt change in their daily life as the symptoms become more pronounced starting in their mid-40s, when reading glasses or other corrective aids are suddenly necessary to read text or conduct close-up work. Presbyopia is typically self-diagnosed and self-managed with over-the-counter reading glasses, or managed, after evaluation by an ECP, with prescription reading or bifocal glasses or multifocal contact lenses.
About VIZZ (aceclidine ophthalmic solution) 1.44%
VIZZ (aceclidine ophthalmic solution) 1.44% is a once-daily eye drop developed to restore clear near vision for up to 10 hours. Aceclidine is the sole active ingredient in VIZZ and provides rapid and durable near vision improvement. VIZZ is preservative-free and provided in single-dose vials. VIZZ is a predominantly pupil selective miotic that interacts with the iris with minimal ciliary muscle stimulation. VIZZ causes contraction of the iris sphincter muscle, resulting in a pinhole effect that extends depth of focus to improve vision. For more information, please visit www.VIZZ.com.
VIZZ Indication and Important Safety Information
INDICATION
VIZZ (aceclidine ophthalmic solution) 1.44% is a prescription eye drop used to treat age-related blurry near vision (presbyopia) in adults.
IMPORTANT SAFETY INFORMATION
Do not use VIZZ if allergic to any of the ingredients. To help avoid potential eye injury or contamination of the product, do not allow the vial tip to touch the eye or any surfaces. Discard the opened vial immediately after use. Contact lenses should be removed before using VIZZ. After dosing, contact lenses can be reinserted after 10 minutes. If using more than one topical eye medication, the medicines should be administered at least 5 minutes apart. Temporary dim or dark vision may be experienced after using VIZZ. Do not drive or operate machinery if vision is not clear. Seek immediate medical care if sudden onset of flashing lights, floaters, or vision loss is experienced.
ADVERSE REACTIONS
The most common reported adverse reactions of participants were instillation site irritation (20%), dim vision (16%), and headache (13%). Adverse reactions reported in >5% of participants were conjunctival hyperemia (8%) and ocular hyperemia (7%). The majority of adverse reactions were mild, transient, and self-resolving.
For additional information, please see the full Prescribing Information available at www.VIZZ.com/full-prescribing-information.pdf.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. You can identify forward-looking statements by words such as “may,” “will,” “could,” “can,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “poised,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, but not all forward-looking statements will contain these words. ” Forward-looking statements in this press release include statements regarding the timing and availability of VIZZ, including the VIZZ DTC campaign; potential market size for VIZZ; its ability to meet patient needs and become standard of care; LENZ commercialization plans, including international partnering plans, and the quotations of LENZ management. These statements are based on numerous assumptions concerning VIZZ, target markets and involve substantial risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievement to be materially different from the information expressed or implied by these forward-looking statements, including those risk factors described in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2025 and our subsequent filings with the SEC. The unaudited results in this press release, including Q4 2025 net product revenue, are preliminary and subject to the completion of accounting and annual audit procedures and are therefore subject to adjustment. We cannot assure you that the forward-looking statements in this press release or the assumptions upon which they are based will prove to be accurate. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, LENZ disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Contact:
Dan Chevallard
LENZ Therapeutics
IR@LENZ-Tx.com